                                                           Exhibit No. EX-99.p.5

                           THIRD AMENDED AND RESTATED

                                 CODE OF ETHICS

                                       OF

                         PZENA INVESTMENT MANAGEMENT LLC

     This Third Amended and Restated Code of Ethics  (herein,  "the Code," "this
Code" or "this Code of  Ethics")  has been  adopted  as of January 1, 2003,  and further amended as of October 1, 2003, June 1, 2004,  February 1, 2005, by Pzena
Investment  Management LLC,  formerly known as RS Pzena  Investment  Management,
L.L.C. (the "Adviser"),  a registered  investment  adviser to separately managed advisory  accounts  including the registered  investment  companies from time to time  identified on Schedule A hereto (the  "Funds"),  in  compliance  with Rule
17j-1 under the  Investment  Company Act of 1940,  as amended (the "1940 Act") ,
Rule 204A-1 and Rule 204-2 of the  Investment  Advisers Act of 1940,  as amended
(hereinafter  Rule  17j-1,  Rule  204A-1  and Rule 204-2  shall be  collectively referred  to as the  "Rules").  This  Code of Ethics is  designed  to  establish standards and procedures for the detection and prevention of activities by which persons having  knowledge of the  investments  and investment  intentions of the
Funds and the  Adviser's  other  advisory  accounts may breach  their  fiduciary duties, and to avoid and regulate situations which may give rise to conflicts of interest which the Rules address.

     This Code is based on the principle that the Adviser and its affiliates owe a fiduciary duty to, among others,  shareholders  of the Funds, to conduct their personal  securities  transactions  in a manner  which does not  interfere  with
Funds'  transactions or otherwise take unfair advantage of their relationship to the Funds. The fiduciary  principles that govern personal investment  activities reflect,  at a minimum,  the  following:  (1) the duty at all times to place the
interests  of  shareholders   first;  (2)  the  requirement  that  all  personal
securities  transactions be conducted  consistent with the Code of Ethics and in such a manner as to avoid any actual or  potential  conflict  of interest or any abuse  of  an  individual's  position  of  trust  and  responsibility;  (3)  the fundamental  standard that investment  personnel  should not take  inappropriate advantage of their positions;  and (4) the requirement that investment personnel comply with applicable federal securities laws.

     Honesty and  integrity are required of the Adviser and its employees at all times.  The standards  herein should be viewed as the minimum  requirements  for conduct.  All employees of the Adviser are  encouraged  and expected to go above and beyond the standards  outlined in this Code in order to provide clients with top level service while adhering to the highest ethical standards.

     1.  Purpose.  The  purpose  of this  Code  is to  provide  regulations  and procedures  consistent  with the 1940 Act and the  Rules.  As  required  by Rule
204A-1, the Code sets forth standards of conduct,  requires  compliance with the federal securities laws and addresses personal trading. In addition, the Code is designed to give effect to the general  prohibitions set forth in Rule 17j-1(b), to wit:

          "It is unlawful for any affiliated person of or principal  underwriter for a  Fund,  or any  affiliated  person  of an  investment  adviser  of or principal  underwriter for a Fund, in connection with the purchase or sale, directly or indirectly,  by the person of a security held or to be acquired by the Fund:

          (a)  To employ any device, scheme or artifice to defraud the Fund;

          (b)  To make any untrue  statement  of a material  fact to the Fund or omit to state to a material  fact  necessary in order to make the statements made to the Fund, in light of the circumstances  under which they are made, not misleading;

          (c)  To  engage in any act,  practice,  or  course  of  business  that operates or would operate as a fraud or deceit on the Fund; or

          (d)  To engage in any manipulative practice with respect to the Fund.

     2. Access Person Provisions.  All Access Persons (as defined below) covered by this  Code  are  required  to  file  reports  of  their  Personal  Securities
Transactions (as defined below),  excluding exempted securities,  as provided in
Section 9 below and, if they wish to trade in the same  securities as any of the
Funds or the Adviser's  other advisory  accounts,  must comply with the specific procedures in effect for such transactions.

     The  reports of Access  Persons  will be  reviewed  and  compared  with the activities  of the Funds and the  Adviser's  other  advisory  accounts and, if a pattern emerges that indicates abusive trading or noncompliance  with applicable procedures,  the matter will be  referred  to the CCO who will make  appropriate inquiries  and  decide  what  action,  if any,  is then  appropriate,  including escalation to the Adviser's Executive Committee.

     3.  Implementation.  In order to  implement  this Code of  Ethics,  a Chief
Compliance  Officer  and one or more  alternate  Compliance  Officers  (each  an
"Alternate") shall be designated from time to time for the Adviser.  The current
Chief Compliance  Officer is Katherine Kozub Grier; the Alternates are Amelia C.
Jones and Michelle C. Houck.

          The duties of the Chief Compliance  Officer,  and each Alternate shall include:

          (a)  Continuous  maintenance  of a  current  list of the  names of all
               Access  Persons with a  description  of their title or employment and updating Schedule B of this Code of Ethics;

          (b)  Furnishing all Access Persons with a copy of this Code of Ethics, and initially and periodically informing them of their duties and obligations thereunder;

          (c)  Training and  educating  Access  Persons  regarding  this Code of
               Ethics and their responsibilities hereunder;

          (d)  Maintaining,  or  supervising  the  maintenance  of, all  records required by this Code of Ethics;

          (e)  Maintaining  a list of the Funds  which the  Adviser  advises and updating Schedule A of this Code of Ethics;

          (f)  Determining  with the assistance of an Approving  Officer whether any particular securities transaction should be exempted pursuant to the provisions of Section 5 or 6 of this Code of Ethics;

          (g)  Determining  with the assistance of an Approving  Officer whether special  circumstances  warrant that any  particular  security or securities  transaction be temporarily or permanently  restricted or prohibited;

          (h)  Maintaining,  from time to time as appropriate, a current list of the securities which are restricted or prohibited pursuant to (g)
               above;

          (i)  Issuing,  either  personally or with the assistance of counsel as may be  appropriate,  any  interpretation  of this Code of Ethics which may appear  consistent with the objectives of the Rules and this Code of Ethics;

          (j)  Conducting such inspections or investigations as shall reasonably be required to detect and report any apparent  violations of this
               Code of Ethics to the Adviser;

          (k)  Submitting  periodic  reports to the  Executive  Committee of the
               Adviser  containing:  (i) a description  of any violation and the sanction  imposed;  (ii) a description of any transactions  which suggest the  possibility  of a violation;  (iii)  interpretations issued by and any exemptions or waivers found  appropriate by the
               Chief  Compliance   Officer;   and  (iv)  any  other  significant
               information  concerning  the  appropriateness  of  this  Code  of
               Ethics; and

          (l)  Submitting a report at least annually to the Executive  Committee
               of  the  Adviser  which:  (i)  summarizes   existing   procedures
               concerning  personal  investing and any changes in the procedures made  during  the  past  year;  (ii)  identifies  any  violations requiring significant remedial action during the past year; (iii)
               identifies any  recommended  changes in existing  restrictions or procedures  based  upon  experience  under  this Code of  Ethics, evolving industry practices or developments in applicable laws or regulations; and (iv) reports of efforts made with respect to the implementation  of this Code of Ethics  through  orientation  and training programs and on-going reminders.

     4. Definitions. For purposes of the Code of Ethics:

          (a)  "Access Person" means any manager,  director,  executive officer,
               Advisory  Person  (as  defined  below) or  Investment  Person (as defined  below)  of  Adviser  who  shall  from  time  to  time be identified on Schedule B hereto;  but does not include  clerical,
               secretarial  or  solely  administrative  personnel,   other  than
               administrative assistants to any Investment Person. As determined by the Chief  Compliance  Officer  on a case by case basis as the circumstances  may from time to time require,  Access Persons may also  include  clerical,  secretarial  or  solely  administrative personnel,  consultants,  subtenants,  office  occupants or other persons  if the  services  they are  performing  for the  Adviser and/or the space they are occupying within Adviser's offices does or  could  cause  such  persons  to  have  access  to  non-public
               information  about  client  securities  transactions,   portfolio
               recommendations or holdings.

          (b)  "Advisory Person" means

               (i) any non-executive permanent employee of the Adviser or of any
               Company  in a Control  Relationship  with the  Adviser,  who,  in connection with his or her regular functions or duties,  actively participates  in the  investment  activities of the Funds and the
               Adviser's other advisory accounts,  including without limitation, employees  who  execute  trades and  otherwise  place and process orders for the purchase or sale of a Security, employees who make
               recommendations   with  respect  to  the  purchase  and  sale  of
               Securities,  and  research  analysts  who  investigate  potential investments ; but  excluding,  marketing  and investor  relations personnel,  financial,  compliance,  accounting  and  operational personnel, and all clerical, secretarial or solely administrative personnel; and

               (ii)  any  natural  person  in a  Control  Relationship  with the
               Adviser    who    obtains    information    concerning    current
               recommendations  made  to  the  Funds  and  the  Adviser's  other advisory  accounts  with  regard  to the  purchase  or  sale of a
               Security.

               For purposes of this Code of Ethics,  it is understood and agreed that a person  does not  become an  Advisory  Person or an Access
               Person simply by virtue of the following:

               o    Normally  assisting in the  preparation of public reports or receiving  public  reports,  but not  receiving  information about current recommendations or trading; or

               o    A  single   instance  of  obtaining   knowledge  of  current
                    recommendations  or trading  activity,  or  infrequently  or inadvertently obtaining such knowledge.

          (c)  "Approving  Officer"  means  Richard S. Pzena,  John Goetz,  Rama
               Krishna, or Michael Peterson.

          (d)  A security  is "being  considered  for  purchase  or sale"  when, subject to PIM's systematic  buy/sell  discipline as described in
               its  ADV  and   client   and   prospect   presentations,   (i)  a
               recommendation to purchase or sell that security has been made by the  Adviser  to a  Fund  and/or  the  Adviser's  other  advisory accounts (e.g.,  the Portfolio  Manager has instructed  Portfolio
               Administration  to begin working up orders) or (ii) the Portfolio
               Manager is seriously considering making such a recommendation.

          (e)  "Beneficial Ownership" shall mean any interest by which an Access
               Person or any member of such  Access  Person's  immediate  family
               (i.e.,  spouse,  child or  stepchild,  parent,  sibling  or other relative by blood or marriage living in the same household as the
               Access  Person) , can  directly or  indirectly  derive a monetary benefit  from the  purchase,  sale or  ownership  of a  Security.
               Without limiting the foregoing,  the term "Beneficial  Ownership"
               also shall be  interpreted  with  reference to the  definition of
               Beneficial Ownership contained in the provisions of Section 16 of the  Securities  Exchange Act of 1934, as amended (the  "Exchange
               Act"),  and  the  rules  and  regulations  thereunder,   as  such
               provisions  may be  interpreted  by the  Securities  and Exchange
               Commission ("SEC"). Thus, an Advisory Person or Access Person may
               be deemed to have  beneficial  ownership  of  Securities  held in accounts in such person's own name,  such person's  spouses name, and in all other accounts over which such person does or could be presumed to exercise investment  decision-making powers, or other influence  or control,  including,  trust  accounts,  partnership accounts,  corporate accounts or other joint ownership or pooling arrangements.; provided however, that with respect to spouses, an
               Access  Person  shall no  longer  be  deemed  to have  beneficial ownership of any accounts not held jointly with his or her spouse if the Access  Person and the spouse  are  legally  separated  or divorced and are not living in the same household.

          (f)  Intentionally omitted.

          (g)  "Company" means a corporation,  partnership,  an  association,  a joint stock company,  a trust,  a limited  liability  company,  a limited liability partnership,  a fund, or any organized group of persons whether incorporated or not; or any receiver,  trustee or similar  official  or  any  liquidating  agent  for  any  of  the foregoing, in his capacity as such.

          (h)  "Control  Relationship" means the power to exercise a controlling influence  over the  management or policies of a Company,  unless such  power is solely  the result of an  official  position.  Any person who owns  beneficially,  either directly or through one or more controlled companies,  more than 25 per centum of the voting
               Securities  of a  Company  shall  be  presumed  to  control  such
               Company.  Any  person who does not so own more than 25 per centum of the voting  Securities of any Company shall be presumed not to control such Company.

          (i)  "Exempt Transactions" means the transactions described in Section
               7 hereof.

          (j)  "Investment  Person"  means any  personnel  of the Adviser who in connection  with their regular  duties,  actively make  purchase,
               sale  and  other  investment   decisions  for  the  Funds  and/or
               Adviser's  other  advisory  clients  with  respect to a Security, including, without limitation,  Richard S. Pzena, John Goetz, the portfolio managers for each of Adviser's products, and the trader and  research  analyst  who  are  directly  responsible  for  the
               Security.

          (k)  "Personal Security  Transaction"  means, for any Access Person, a purchase or sale of a Security  in which such Access  Person has, had, or will acquire a Beneficial Ownership.

          (l)  "Purchase  and Sale of a  Security"  includes,  inter  alia,  the writing of an option to purchase or sell a Security. In addition, the "sale of a Security"  also  includes  the  disposition  by an
               Access  Person of that security by donation or gift. On the other hand,  the  acquisition  by an  Access  Person of a  security  by inheritance  or  gift  is not  treated  as a  "purchase"  of that
               Security under this Code as it is an involuntary purchase or sale that is an Exempt Transaction under Section 7(b) below.

          (m)  "Security" shall mean any common stock, preferred stock, treasury
               stock,   note,   bond,   debenture,   evidence  of  indebtedness,
               certificate of interest or  participation  in any  profit-sharing
               agreement,    collateral-trust    certificate,    preorganization
               certificate  or  subscription,   transferable  share,  investment
               contract, voting-trust certificate,  certificate of deposit for a
               Security,  fractional  undivided  interest in oil,  gas, or other mineral rights, any put, call, straddle,  option, or privilege on any Security (including a certificate of deposit) or on any group of  Securities  (including  any interest  therein or based on the value thereof), or any put, call, straddle,  option, or privilege entered  into  on a  national  securities  exchange  relating  to foreign  currency,  or, in general,  any  interest or  instrument commonly known as a "Security," or any certificate of interest or participation  in, temporary or interim  certificate for, receipt for,  guarantee  of,  or  warrant  or  right to  subscribe  to or purchase, any of the foregoing.

     5.  Conflicts of Interest.  As a fiduciary,  the Adviser has an affirmative duty of care,  loyalty,  honesty,  and good faith to act in the best interest of its  clients.  Compliance  with  this  duty can be  achieved  by trying to avoid conflicts of interest and by fully  disclosing all material facts concerning any conflict that does arise with respect to any client.  Access Persons must try to avoid situations that have even the appearance of conflict or impropriety.

          (a)  Conflicts  of interest  may arise where the Adviser or its Access
               Persons  have  reason to favor the  interests  of one client over another  client.  Favoritism  of one client over  another  client constitutes a breach of fiduciary duty.

          (b)  Access Persons are prohibited  from using knowledge about pending or currently  considered  securities  transactions for clients to profit  personally,  directly or indirectly,  as a result of such transactions, including by purchasing or selling such securities.
               Conflicts  raised by personal  securities  transactions  also are addressed more specifically in Sections 6 and 7 below.

          (c)  If the  Adviser  determines  that an Access  Person's  beneficial ownership of a Security presents a material conflict,  the Access
               Person   may   be   restricted   from    participating   in   any
               decision-making  process  regarding  the  Security.  This  may be particularly  true in the case of proxy voting and Access Persons are  expected to refer to and  strictly  adhere to the  Adviser's
               Proxy Voting policies and procedures in this regard.

          (d)  Access  Persons are required to act in the best  interests of the
               Adviser's  clients  regarding  execution  and other costs paid by clients for brokerage  services.  Access  Persons are expected to refer to and strictly  adhere to the Adviser's Best Execution and
               Brokerage policies and procedures.

          (e)  Access Persons are not permitted to knowingly sell to or purchase from a client any security or other property,  except  Securities issued by the client.

          (f)  Access Persons are prohibited from trading,  either personally or on behalf of others,  while in possession of material,  nonpublic information.  The  Adviser's  Insider  Trading  Policy  is hereby incorporated  by  reference  and Access  Persons are  required to comply with the provisions therein.

     6. Prohibited Transactions.

          (a)  No Access Person,  including an Investment  Person, or any member of such  person's  immediate  family,  can enter  into a Personal
               Security  Transaction  with actual  knowledge  that,  at the same time, such Security is "being considered for purchase or sale" by the Funds/and or other advisory accounts of the Adviser,  or that such Security is the subject of an  outstanding  purchase or sale order by the Funds/and or other advisory  accounts of the Adviser except as provided in Section 7 below;

          (b)  Except under the circumstances  described in Section 6 hereof, no
               Access Person,  including an Investment  Person, or any member of such  person's  immediate  family,  shall  purchase  or sell  any
               Security  within  five (5)  business  days  before  or after  the purchase  or sale of that  Security  by the  Funds/and  or  other advisory accounts of the Adviser;

          (c)  No  Access  Person,  including  an  Investment  Person,  shall be permitted  to effect a short term trade  (i.e.  to  purchase  and subsequently  sell  within  60  calendar  days,  or to  sell  and subsequently  purchase  within 60  calendar  days) of  securities which  (i) are  issued  by a  mutual  fund  which is  advised  or subadvised by Adviser (i.e.,  one of the Funds),  or (ii) are the
               same (or equivalent) Securities purchased or sold by or on behalf of the Funds/and or other advisory accounts of the Adviser unless and until the Funds/and or other advisory accounts of the Adviser have  effected  a  transaction  which is the  same as the  Access
               Person's contemplated transaction;

          (d)  No Access Person, including an Investment Person, is permitted to enter into a Personal Security Transaction for any Security which is named on a restricted list;

          (e)  No Access Person,  including an Investment  Person, or any member of such person's immediate family, shall purchase any Security in an Initial Public Offering;

          (f)  No Access Person,  including an Investment Person, shall, without the  express  prior  approval  of the Chief  Compliance  Officer, acquire  any  Security in a private  placement,  and if a private placement Security is acquired,  such Access Person must disclose that  investment  when  he/she  becomes  aware  of the  Adviser's subsequent consideration of any investment in that issuer, and in such  circumstances,  an independent review shall be conducted by the Chief Compliance Officer;

          (g)  No Access Person,  including an Investment  Person,  shall accept any gifts or anything  else of more than a de minimis  value from any  person or entity  that  does  business  with or on behalf of
               Adviser or any of the Funds/and or other advisory accounts of the
               Adviser.  For purposes  hereof,  "de minimis  value" shall mean a value of less  than  $100,  or such  higher  amount as may be set forth in NASD Conduct  Rule 3060 from time to time.  Furthermore, all gifts to  consultants  and other  decision-makers  for client accounts must be reasonable in value and must be  pre-approved by the Managing  Principal,  Marketing  and Client  Services and the
               Chief Compliance Officer before distribution;

          (h)  No  Access  Person,  including  an  Investment  Person,  may make political contributions for the purpose of obtaining or retaining advisory  contracts with  government  entities.  In addition,  no
               Access Person,  including an Investment  Person, may consider the
               Adviser's current or or anticipated  business  relationships as a factor in soliciting political or charitable contributions; and

          (i)  No Access Person,  including an Investment  Person,  may serve on
               the  Board  of  Directors   or  Trustees  of  a   publicly-traded
               corporation or business entity without the prior written approval of the Chief  Compliance  Officer.  Prior written approval of the
               Chief  Compliance  Officer is also  required in the following two
               (2) additional scenarios:

               o    Advisory  Committee  positions of any business  entity where the members of the  committee  have the ability or authority to affect or influence the selection of investment  managers
                    or  the   selection  of  the   investment  of  the  entity's
                    operating, endowment, pension or other funds.

               o    Positions  on  the  Board  of  Directors,  Trustees  or  any
                    Advisory  Committee of a PIM client or any potential  client
                    who  is  actively   considering  engaging  PIM's  investment
                    advisory services.

     7. Access Person Trading  Exceptions.  Notwithstanding  the prohibitions of
Section 5 hereof, an Access Person is permitted to purchase or sell any Security within five (5) business  days of the  purchase or sale of that  Security by the
Funds/and or other advisory accounts of the Adviser if:

               (a)  the purchase or sale of the Security by the Access Person is not  contrary to the purchase or sale of the Security by the
                    Funds/and or other  advisory  accounts of the Adviser (e.g., the sale of a Security  after a Funds/and or other  advisory accounts of the Adviser purchases the Security); and

               (b)  the  purchase or sale of the  Security  is grouped  together with the purchase or sale of the Security for the  Adviser's managed  accounts,  including the Funds, that are purchasing or selling the Security; or

               (c)  the  purchase  or  sale  of  the  Security  is  approved  or allocated  to the  Access  Person's  account  only after the
                    Adviser's managed  accounts,  including the Funds, have each received their full allocation of the Security  purchased or sold on that day.

     In addition, if the Access Person's transaction is contrary to the purchase or sale of the  Security  by the  Funds/and  or other  advisory  accounts of the
Adviser  (e.g.,  the Access  Person  wants to buy a Security  the Funds or other advisory  accounts are selling or  trimming),  the Access Person may still enter into the transaction if, and only if, the Access Person's  transaction meets the following criteria:  (a) the Access Person is not an Investment Person, a person in a Control  Relationship  with the  Adviser,  or the  analyst or trader who is directly  responsible for the Security which is the subject of the  transaction,
(b) the number of shares  involved  in the Access  Person's  transaction  is not greater  than  the  average  daily  trading  volume  of  such  Security  for the immediately preceding five days and is not likely to materially effect the price of such Security, and (c) the Adviser's Chief Executive Officer (Rich Pzena) has
approved the trade in advance by signing the Securities Transaction Preclearance
Request Form with respect to such transaction;

     8.  Exempt  Transactions.   Neither  the  prohibitions  nor  the  reporting
requirements of this Code shall apply to:

               (a)  Purchases or sales of  Securities  of a mutual  fund,  index fund,  money  market  fund or  other  registered  investment company which is not advised or subadvised by Adviser;

               (b)  Purchases or sales of  Securities  for an account over which an Access Person has no direct control and does not exercise
                    indirect   control  e.g.  an  account  managed  on  a  fully
                    discretionary basis by a third party;

               (c)  Involuntary purchases or sales made by an Access Person;

               (d)  Purchases   which   are  part  of  an   automatic   dividend
                    reinvestment plan;

               (e)  Purchases  which are part of an automatic  investment  plan, except  that  any  transactions  that  override  the  preset schedule of  allocations  of the automatic  investment  plan must be reported in a quarterly transaction report;

               (f)  Purchases or sales of direct  obligations  of the Government of the United States;

               (g)  Purchases  or  sales of money  market  instruments,  such as
                    bankers   acceptances,   bank   certificates   of   deposit,
                    commercial  paper,  repurchase  agreements  and  other  high quality short-term debt instruments;

               (h)  Purchases  or sales of units in a unit  investment  trust if
                    the  unit  investment  trust  is  invested   exclusively  in
                    unaffiliated mutual funds;

               (i)  Purchases of securities resulting solely from the funding by
                    Adviser of the Access Person's Pzena SEP IRA; or

               (j)  Purchases  resulting  from the  exercise of rights  acquired from an  issuer  as part of a pro rata  distribution  to all holders of a class of securities of such issuer and the sale of such rights.

     9. Pre-Clearance Requirement.

               (a)  Unless an  exception  is  granted  by the  Chief  Compliance
                    Officer  after   consultation   with  and  approval  by  the
                    Company's  Executive  Committee,  each  Access  Person  must obtain  preclearance  of any Personal  Security  Transaction from an Approving Officer. Pre-clearance must be obtained by completing,  signing and submitting to the Chief  Compliance
                    Officer a Securities  Transaction  Preclearance Request Form
                    (a  copy of  which  is  attached  to  this  Code of  Ethics)
                    supplied by the Adviser and  obtaining  the  signature of an
                    Approving  Officer and/or the Chief  Executive  Officer,  as
                    applicable;

               (b)  All pre-cleared  Personal Securities  Transactions must take place on the same day that the clearance is obtained. If the transaction is not completed on the date of clearance, a new
                    clearance   must  be   obtained,   including   one  for  any
                    uncompleted  portion.  Post-approval  is not permitted under this Code of Ethics.  If it is  determined  that a trade was
                    completed   before   approval  was  obtained,   it  will  be
                    considered a violation of this Code of Ethics; and

               (c)  In  addition  to the  restrictions  contained  in  Section 5 hereof,  an Approving Officer or the CCO may refuse to grant clearance of a Personal Securities Transaction in his or her sole discretion without being required to specify any reason for the refusal.  Generally, an Approving Officer or the CCO will consider the following  factors in determining  whether or not to clear a proposed transaction:

                    (i)  whether an amount or the nature of the  transaction  or person  making  it is  likely  to  effect  the price or
                         market of the security; and

                    (ii) whether the individual  making the proposed purchase or sale is likely to  receive a  disproportionate  benefit
                         from  purchases  or sales being made or  considered  on
                         behalf of any of the Funds or other advisory clients of
                         the Adviser.

The preclearance  requirement does not apply to Exempt Transactions.  In case of doubt,  the Access  Person may  present a  Securities  Transaction  Preclearance
Request Form to the Chief Compliance Officer,  indicating thereon that he or she disclaims any Beneficial Ownership in the securities included.

     10. Reporting Requirements.  No later than 10 days after becoming an Access
Person,  each individual  shall provide a listing of all securities  directly or indirectly  beneficially  owned by the  Access  Person on the form  provided  as
Attachment A (an "Initial  Holdings  Report").  The  information  in the Initial
Holdings  Report  must be current as of a date no more than 45 days prior to the date the person became an Access Person.  The Initial  Holdings Report should be furnished  to the CCO,  Alternate  or any  other  person  whom  PIM  designates.
Thereafter:

          (a)  All Access  Persons must direct their brokers  and/or  affiliated mutual fund custodians to supply the Chief Compliance  Officer on a timely basis,  with duplicate  copies of  confirmations  of all
               Personal   Securities   Transactions  and  duplicate  monthly  or
               quarterly  statements for all Personal Securities Accounts as are customarily provided by the firms maintaining such accounts.;

          (b)  Such  duplicate  statements  and  confirmations  must contain the following information (as applicable):

               (i)  The date and nature of the  transaction  (purchase,  sale or any other type of acquisition or disposition);

               (ii) Title, and as applicable the exchange ticker symbol or CUSIP number (if any),  interest rate and maturity date, number of shares and,  principal amount of each security and the price at which the transaction was effected;

               (iii)The name of the broker,  dealer or bank with or through whom the transaction was effected; and

               (iv) The  date  of  issuance  of  the  duplicate  statements  and confirmations.

          (c)  No later  than 30 days after each  calendar  quarter,  all Access
               Persons covered by this Code shall provide quarterly  transaction reports in the form attached as Attachment C confirming that they have disclosed or reported all Personal  Securities  Transactions and holdings required to be disclosed or reported pursuant hereto for the previous quarter.

          (d)  On a date to be selected  by the CCO,  all Access  Persons  shall provide annual holdings  reports listing all securities  directly
               or  indirectly   beneficially  owned  on  the  form  provided  as
               Attachment B by the Access Person (the "Annual Holdings Report").
               The information  contained in the Annual Holdings Report shall be current  as of a date no more than 45 days  prior to the date the report is submitted.

          (e)  Any  statement,  confirmation  or report  submitted in accordance with this  Section 10 may,  at the  request of the Access  Person submitting  the report,  contain a statement that it is not to be construed  as an admission  that the person  making it has or had any direct or indirect  Beneficial  Ownership  in any Security to which the report relates;

          (f)  All Access Persons shall certify in writing  annually,  that they have read and  understand  this Code of Ethics and have  complied with the  requirements  hereof  and that they have  disclosed  or
               reported  all  Personal  Securities   Transactions  and  holdings
               required to be disclosed or reported pursuant hereto.

          (g)  The Chief  Compliance  Officer  shall retain a separate  file for each  Access  Person  which shall  contain  the  monthly  account statements duplicate confirmations,  quarterly and annual reports listed above and all Securities  Transaction  Preclearance  Forms whether approved or denied.

          (h)  With respect to gifts,  all Access Persons shall promptly  report on a form designated by the Chief  Compliance  Officer the nature of such gift, the date received, its approximate value, the giver and the giver's relationship to Pzena Investment Management.

     11. Review. All preclearance requests,  confirmation statements and reports of Personal Securities Transactions and completed portfolio transactions of each of the Funds and of all other advisory  clients of the Adviser shall be compared by or under the supervision of the Chief Compliance Officer to determine whether a possible  violation  of this Code of Ethics  and/or other  applicable  trading procedures  may have  occurred.  Before  making any final  determination  that a violation has been committed by any person,  the Chief Compliance  Officer shall give such person an opportunity to supply additional explanatory material.

     If the Chief Compliance Officer or Alternate determines that a violation of the  Code  of  Ethics  has or may  have  occurred,  he or she  shall,  following
consultation  with  counsel  to  the  Adviser,  if  needed,   submit  a  written
determination,   and  any  additional   explanatory  material  provided  by  the
individual, to the Executive Committee of the Adviser.

     No person shall review his or her own report.  If a securities  transaction of the Chief Compliance Officer or the Chief Compliance Officers spouse is under consideration,  an Alternate shall act in all respects in the manner  prescribed herein for the Chief Compliance Officer.

     12. Reporting Violations.  Any violations of this Code including violations of applicable  federal  securities  laws,  whether  actual,  known,  apparent or suspected,  should be reported  promptly  to the CCO or to any other  person the
Adviser may designate (as long as the CCO  periodically  receives reports of all violations).  Any such  reports  will be  treated  confidentially  to the extent permitted by law and investigated  promptly and appropriately.  Any such reports may also be submitted anonymously.  Access Persons are encouraged to consult the
CCO with respect to any  transaction  which may violate this Code and to refrain from  any  action  or  transaction  which  might  lead  to the  appearance  of a violation.  Any  retaliation  against an  individual  who reports a violation is prohibited and constitutes a further violation of this Code.

     13. Background Checks.  Access Persons,  including  Investment Persons, are
required  to  promptly   report  any  criminal,   regulatory   or   governmental
investigations or convictions to which they become subject.  Each Access Person, including  Investment  Persons,  is required to promptly complete and return any
background   questionnaires  which  the  Adviser's  Compliance   Department  may
circulate.

     14. Sanctions. Any violation of this Code of Ethics shall be subject to the imposition of such sanctions by the CCO as may be deemed  appropriate  under the circumstances  to achieve the purposes of the Rule and this Code of Ethics,  and may include  suspension or termination  of employment or of trading  privileges, the  rescission  of  trades,  a  written  censure,  imposition  of  fines  or of restrictions  on the number or type of  providers of personal  accounts;  and/or requiring  restitution  of an amount equal to the  difference  between the price paid or received by the Adviser's clients and the more  advantageous  price paid or received by the offending person.

     15. Required Records. The Chief Compliance Officer shall maintain and cause to be maintained in an easily accessible place, the following records:

          (a)  A copy of any Code of Ethics  that has been in effect at any time during the past five (5) years;

          (b)  A record of any  violation  of the Code of Ethics  and any action taken as a result of such  violation  for five (5) years from the end of the fiscal year in which the violation occured;

          (c)  A copy of each report made by the Chief Compliance Officer within two years (2) from the end of the fiscal  year of the  Adviser in which such report or interpretation is made or issued (and for an additional  three (3) years in a place  which  need not be easily accessible); and

          (d)  A list of the names of persons who are  currently,  or within the past five (5) years were, Access Persons or Investment Persons;

          (e)  A record of all written  acknowledgements  of receipt of the Code of Ethics for each  person who is  currently,  or within the past five (5) years was, subject to the Code;

          (f)  Holdings  and  transactions  reports  made  pursuant to the Code, including any brokerage  confirmation and account statements made in lieu of these reports;

          (g)  All pre-clearance forms shall be maintained for at least five (5)
               years after the end of the fiscal year in which the  approval was granted;

          (h)  A record of any decision and supporting reasons for approving the acquisition of securities by Access Persons in limited  offerings for at least five years after the end of the fiscal year in which approval was granted;

          (i)  Any  exceptions  reports  prepared by  Approving  Officers or the
               Compliance Officer;

          (j)  A record of persons  responsible  for reviewing  Access  Persons'
               reports currently or during the last five years; and

          (k)  A copy  of  reports  provided  to a  Fund's  board  of  directors regarding the Code.

     For the first two  years,  the  required  records  shall be  maintained  in
Adviser's New York offices.

     16.  Board  Approval.  The Board of  Directors  of each Fund  client of the
Adviser  must  approve  this Code.  The Adviser will provide the Fund's Board of
Directors with an annual 17j-1 certification describing any issues arising under the Code since the last report, including information about material violations.
The report will also  include  discussion  of whether any waivers  that might be considered  important  by the Board were granted  during the period.  The report will also certify that the Adviser has adopted procedures  reasonably  necessary to prevent Access Persons from violating the Code.

     17.  Amendments and  Modifications.  The CCO will  periodically  review the adequacy of this Code of Ethics and the effectiveness of its  implementation and shall make amendments or modifications as necessary. All material amendments and modifications  shall be subject to the final approval of the Adviser's Executive
Committee.

     18. Form ADV Disclosure.  In connection with making amendments to the Code, the CCO will  review and update the Code of Ethics  disclosure  set forth in the
Adviser's Schedule F of Form ADV, Part II.

     19. Employee Certification. I have received and read the terms of the above
Amended  and  Restated  Code  of  Ethics.   I  recognize  and   understand   the
responsibilities  and obligations incurred by me as a result of my being subject to this Code and I hereby agree to abide by the terms hereof.

                                   Schedule A

     John Hancock Classic Value Fund
      (f/k/a Pzena Focused Value Fund)                       June 24, 1997

     Hillview Alpha Fund                                     September 1, 2000

     Liberty All-Star Equity Fund                            October 15, 2003

     John Hancock Trust Classic Value Trust Series I         May 3, 2004
      (f/k/a Manufacturers Investment
          Trust Classic Value Trust)

     American Beacon Funds-- Mid Cap Value Fund              July 8, 2004
      (f/k/a American Aadvantage Fund--Mid
          Cap Value Fund)

     Wilshire Mutual Funds, Inc.--                           December 30, 2004
          Large Company Value Fund

                                   Schedule B

     Chief Executive Officer, CO-CIO                         Richard S. Pzena
     Managing Principal

     Managing Principal, CO-CIO                              John P. Goetz

     Managing Principal, Marketing/Client Services           William L Lipsey

     Managing Principal, Operations & Administration         Amelia C. Jones

     Managing Principal                                      A. Rama Krishna

     General Counsel & Chief Compliance Officer              Joan Berger

     Director of Client & Portfolio Services                 Wayne Palladino
     Director of Client & Portfolio Services                 Michel Hanigan

     Portfolio Managers                                      Antonio DeSpirito
                                                             Michael Peterson
                                                             Lawrence J. Kohn

     Senior Research Analysts                                Caroline Cai
                                                             Allison Fish
                                                             Spencer Chen
                                                             Manoj Tandon
                                                             Ben Silver

     Research Analysts                                       Eli Rabinowich
                                                             Topalli V. Murti

     Trader                                                  James Krebs

     Trading Assistant                                       Nathan Armitage

     Marketing Directors                                     William E. Connolly
                                                             Alan Eisenberg

     Assistant General Counsel                               Michelle Houck

     Compliance Associate                                    Jacques Pompy

     Portfolio Accounting/Admin                              Keith Komar
                                                             Brian Mann

     Director of Finance                                     Gregory Martin

     Administration Staff                                    Lisa Roth
                                                             Evan Fire
                                                             Seth Dembowitz
                                                             Camille Palmese
                                                             William Andolfi
                                                             LaTisha Finley
                                                             Lisa Johnson**
                                                             Courtney J. Hehre
                                                             Richard Caro
                                                             Marisa Sakaguchi
                                                             Ed Strohsahl#
                                                             Nikki Khurana
                                                             Sarah Bunnell
                                                             Iris Tan

**Clerical only; not an Access Person
#Clerical long term temp deemed to have access

June 14, 2005

                                  Attachment A

                        PZENA INVESTMENT MANAGEMENT, LLC

                         Listing of Securities Holdings
                                    (Initial)

     I hereby certify that the following is a complete listing of all securities
(other than non-affiliated mutual funds and other exempt securities as described in Section 7 of the Code of Ethics)  beneficially owned (as defined in Section 4 of the Code of Ethics) by me as of the date hereof.

     NOTE:  The term:  "securities"  includes  all  stocks,  bonds,  mutual fund shares,  derivatives,  private placements,  limited partnership interests,  etc.
Failure to fully disclose all  securities  will be considered a violation of the
Code of Ethics.  The information below must be current as of a date no more than
45 days prior to the date the person  completing  this  report  became an Access
Person.

--------------------- ---------------------- --------------------------- -------------------
                                             Number of Shares or
Name of Security      Type of Security       Principal Value of Bonds    Year Acquired
--------------------- ---------------------- --------------------------- -------------------

--------------------- ---------------------- --------------------------- -------------------
--------------------- ---------------------- --------------------------- -------------------

--------------------- ---------------------- --------------------------- -------------------
--------------------- ---------------------- --------------------------- -------------------

--------------------- ---------------------- --------------------------- -------------------
--------------------- ---------------------- --------------------------- -------------------

--------------------- ---------------------- --------------------------- -------------------
--------------------- ---------------------- --------------------------- -------------------

--------------------- ---------------------- --------------------------- -------------------
--------------------- ---------------------- --------------------------- -------------------

--------------------- ---------------------- --------------------------- -------------------
--------------------- ---------------------- --------------------------- -------------------

--------------------- ---------------------- --------------------------- -------------------
--------------------- ---------------------- --------------------------- -------------------

--------------------- ---------------------- --------------------------- -------------------
--------------------- ---------------------- --------------------------- -------------------

--------------------- ---------------------- --------------------------- -------------------
--------------------- ---------------------- --------------------------- -------------------

--------------------- ---------------------- --------------------------- -------------------
--------------------- ---------------------- --------------------------- -------------------

--------------------- ---------------------- --------------------------- -------------------
--------------------- ---------------------- --------------------------- -------------------

--------------------- ---------------------- --------------------------- -------------------
--------------------- ---------------------- --------------------------- -------------------

--------------------- ---------------------- --------------------------- -------------------
--------------------- ---------------------- --------------------------- -------------------

--------------------- ---------------------- --------------------------- -------------------
--------------------- ---------------------- --------------------------- -------------------

--------------------- ---------------------- --------------------------- -------------------
--------------------- ---------------------- --------------------------- -------------------

--------------------- ---------------------- --------------------------- -------------------

(Use Additional Sheet, if necessary)

                        PZENA INVESTMENT MANAGEMENT, LLC

                         Listing of Securities Holdings
                                    (Initial)

(Continued)

-------------------------- -------------------------- ------------------- -------------------

Name of Financial Services Type of Account (e.g.      Name on Account     Account Number
Firm                       brokerage, mutual fund,
                           etc.)
-------------------------- -------------------------- ------------------- -------------------

-------------------------- -------------------------- ------------------- -------------------
-------------------------- -------------------------- ------------------- -------------------

-------------------------- -------------------------- ------------------- -------------------
-------------------------- -------------------------- ------------------- -------------------

-------------------------- -------------------------- ------------------- -------------------
-------------------------- -------------------------- ------------------- -------------------

-------------------------- -------------------------- ------------------- -------------------
-------------------------- -------------------------- ------------------- -------------------

-------------------------- -------------------------- ------------------- -------------------
-------------------------- -------------------------- ------------------- -------------------

-------------------------- -------------------------- ------------------- -------------------
-------------------------- -------------------------- ------------------- -------------------

-------------------------- -------------------------- ------------------- -------------------
-------------------------- -------------------------- ------------------- -------------------

-------------------------- -------------------------- ------------------- -------------------
-------------------------- -------------------------- ------------------- -------------------

-------------------------- -------------------------- ------------------- -------------------
-------------------------- -------------------------- ------------------- -------------------

-------------------------- -------------------------- ------------------- -------------------
-------------------------- -------------------------- ------------------- -------------------

-------------------------- -------------------------- ------------------- -------------------
-------------------------- -------------------------- ------------------- -------------------

-------------------------- -------------------------- ------------------- -------------------
-------------------------- -------------------------- ------------------- -------------------

-------------------------- -------------------------- ------------------- -------------------
-------------------------- -------------------------- ------------------- -------------------

-------------------------- -------------------------- ------------------- -------------------
-------------------------- -------------------------- ------------------- -------------------

-------------------------- -------------------------- ------------------- -------------------
-------------------------- -------------------------- ------------------- -------------------

-------------------------- -------------------------- ------------------- -------------------

(Use Additional Sheet, if necessary)

|_| As of the date hereof,  I hereby certify that I do not  beneficially own any securities which require reporting under the Code of Ethics.

________________________________________                ________________________
Sign Name                                                    Date

________________________________________
Print Name

                                  Attachment B

                        PZENA INVESTMENT MANAGEMENT, LLC

                         Listing of Securities Holdings
                                    (Annual)

     I hereby certify that the following is a complete listing of all securities
(other than non-affiliated mutual funds and other exempt securities as described in Section 7 of the Code of Ethics)  beneficially owned (as defined in Section 4 of the Code of Ethics) by me as of the date hereof.

     NOTE:  The term:  "securities"  includes  all  stocks,  bonds,  mutual fund shares,  derivatives,  private placements,  limited partnership interests,  etc.
Failure to fully disclose all  securities  will be considered a violation of the
Code of Ethics.  The information below must be current as of a date no more than
45 days prior to the date the Access Person submits this report.

--------------------- ---------------------- --------------------------- -------------------
                                             Number of Shares or
Name of Security      Type of Security       Principal Value of Bonds    Year Acquired
--------------------- ---------------------- --------------------------- -------------------

--------------------- ---------------------- --------------------------- -------------------
--------------------- ---------------------- --------------------------- -------------------

--------------------- ---------------------- --------------------------- -------------------
--------------------- ---------------------- --------------------------- -------------------

--------------------- ---------------------- --------------------------- -------------------
--------------------- ---------------------- --------------------------- -------------------

--------------------- ---------------------- --------------------------- -------------------
--------------------- ---------------------- --------------------------- -------------------

--------------------- ---------------------- --------------------------- -------------------
--------------------- ---------------------- --------------------------- -------------------

--------------------- ---------------------- --------------------------- -------------------
--------------------- ---------------------- --------------------------- -------------------

--------------------- ---------------------- --------------------------- -------------------
--------------------- ---------------------- --------------------------- -------------------

--------------------- ---------------------- --------------------------- -------------------
--------------------- ---------------------- --------------------------- -------------------

--------------------- ---------------------- --------------------------- -------------------
--------------------- ---------------------- --------------------------- -------------------

--------------------- ---------------------- --------------------------- -------------------
--------------------- ---------------------- --------------------------- -------------------

--------------------- ---------------------- --------------------------- -------------------
--------------------- ---------------------- --------------------------- -------------------

--------------------- ---------------------- --------------------------- -------------------
--------------------- ---------------------- --------------------------- -------------------

--------------------- ---------------------- --------------------------- -------------------
--------------------- ---------------------- --------------------------- -------------------

--------------------- ---------------------- --------------------------- -------------------
--------------------- ---------------------- --------------------------- -------------------

--------------------- ---------------------- --------------------------- -------------------
--------------------- ---------------------- --------------------------- -------------------

--------------------- ---------------------- --------------------------- -------------------

                        PZENA INVESTMENT MANAGEMENT, LLC

                         Listing of Securities Holdings
                                    (Annual)

(Continued)

-------------------------- -------------------------- ------------------- -------------------

Name of Financial Services Type of Account (e.g.      Name on Account     Account Number
Firm                       brokerage, mutual fund,
                           etc.)
-------------------------- -------------------------- ------------------- -------------------

-------------------------- -------------------------- ------------------- -------------------
-------------------------- -------------------------- ------------------- -------------------

-------------------------- -------------------------- ------------------- -------------------
-------------------------- -------------------------- ------------------- -------------------

-------------------------- -------------------------- ------------------- -------------------
-------------------------- -------------------------- ------------------- -------------------

-------------------------- -------------------------- ------------------- -------------------
-------------------------- -------------------------- ------------------- -------------------

-------------------------- -------------------------- ------------------- -------------------
-------------------------- -------------------------- ------------------- -------------------

-------------------------- -------------------------- ------------------- -------------------
-------------------------- -------------------------- ------------------- -------------------

-------------------------- -------------------------- ------------------- -------------------
-------------------------- -------------------------- ------------------- -------------------

-------------------------- -------------------------- ------------------- -------------------
-------------------------- -------------------------- ------------------- -------------------

-------------------------- -------------------------- ------------------- -------------------
-------------------------- -------------------------- ------------------- -------------------

-------------------------- -------------------------- ------------------- -------------------
-------------------------- -------------------------- ------------------- -------------------

-------------------------- -------------------------- ------------------- -------------------
-------------------------- -------------------------- ------------------- -------------------

-------------------------- -------------------------- ------------------- -------------------
-------------------------- -------------------------- ------------------- -------------------

-------------------------- -------------------------- ------------------- -------------------
-------------------------- -------------------------- ------------------- -------------------

-------------------------- -------------------------- ------------------- -------------------
-------------------------- -------------------------- ------------------- -------------------

-------------------------- -------------------------- ------------------- -------------------
-------------------------- -------------------------- ------------------- -------------------

-------------------------- -------------------------- ------------------- -------------------

(Use Additional Sheet, if necessary)

|_| As of the date hereof,  I hereby certify that I do not  beneficially own any securities which require reporting under the Code of Ethics.

________________________________________                ________________________
Sign Name                                                    Date

________________________________________
Print Name

                                  Attachment C

                      Quarterly Holdings/Transaction Report

Date:_____________________________

Memo To:          Chief Compliance Officer

Memo From:        _______________________________
                  (Print Name)

Subject:          Personal Securities Transactions for the quarter ended
                  ____________, ________

I acknowledge that I have read, understand and have abided by the Code of Ethics of Pzena  Investment  Management  (the "Code").  In accordance  with the Code, I certify the following:

(Check One)

[ ]  I do not have any accounts or transactions, which require reporting under the Code for the quarter ended ________, ____.

[ ]  You  are  set up to  receive  duplicate  copies  of my  monthly/quarterly statements  directly from my broker(s) and any transactions I have effected will be  reflected  in  those  statements.  If you did  not  receive  these statements, please let me know and I will provide copies.

[ ]  I have appended copies of my monthly/quarterly statements for the quarter that  reflect  all  transactions  effected  and I will  ensure  that future monthly statements are sent directly to you.

_________________________________
Signature

                                  Attachment D

                SECURITIES TRANSACTION PRE-CLEARANCE REQUEST FORM
                        PZENA INVESTMENT MANAGEMENT, LLC

            REQUEST FOR PERMISSION TO ENGAGE IN PERSONAL TRANSACTION

     I hereby  request  permission  to  effect  a  transaction  in the  security indicated  below  for my own  account  or other  account  in which I have a beneficial interest or legal title.

     The approval will be effective  only for a transaction  completed  prior to the close of business on the day of approval.  Any transaction,  or portion thereof, not so completed will require a new approval.

     Note: A separate form must be used for each security transaction.

       ==================================================================

A. TRANSACTION INFORMATION

(Check One)

   Purchase:________   Sale:_______*   Gift/Donation:_______   Short Sale:______   Buy to Cover Short:_____

Name of Security________________________      Ticker Symbol _________________

________________________________________________________________________________
Number of Shares or          Unit Price                       Total Price
Principal Amount

     *If sale, date acquired:____________________ ##Note: All short-term profits realized  from the purchase  and sale and sale and  purchase of  securities which are the same (or  equivalent)  securities  purchased or sold by or on behalf of the mutual fund clients and/or other advisory  client accounts of
     PIM within 60 calendar days must be disgorged.

For Option Transactions Only:     Put_____  Call______  Strike Price ______  Expiration Date_______

For Note/Bond Transactions Only:     CUSIP#_________  Maturity Date_______  Coupon Rate________

       ==================================================================

B. OPPOSITE SIDE TRANSACTIONS

1.   The  securities  transaction  for  which I am  seeking  pre-clearance  is a so-called "opposite side" trade.

     (Check  One)  _____  Yes  _____  No  (If  yes is  checked,  obtain initials  of  Richard  S.  Pzena  here _____).

2.   My transaction is an opposite side trade because:

     _____  Our model lists the security as a buy or add  for clients and I wish to sell

     _____  Our model lists the security as a sell or trim for clients and I wish to buy

     _____  The security is held in a client portfolio and I wish to sell it

     _____  Other -Describe here _______________________________________________________________
                       (e.g., my transaction involves a short sale of a portfolio position).

3.   I am an  Investment  Person,  a person in a Control  Relationship  with the
     Adviser  or the  analyst  or trader  who is  directly  responsible  for the
     Security that is the subject of the proposed  transaction  (Check One) ____
     Yes _____ No (If yes is checked, please complete both a and b below):

a. Does your  knowledge  about the  Security  and its issuer  give you reason to believe that the stock is likely to result in a model change,  or a new purchase or sale for any of our client portfolios within the next 5 business days. (Check
One) ______ Yes ______ No

b. Obtain initials of Lisa Roth here _____).

       ==================================================================

C. OTHER INFORMATION

1. Is the stock in our large cap or small cap stock universes? (Check One) _____
Yes _____ No (If yes is checked,  obtain initials as follows:  Rama Krishna (for large cap) ____ Tony Despirito (for small cap) _____).

2.   The   total   market   cap  of  the   Security   is   $_____________million
(source:_______________)

3. The  average  daily  trading  volume of the  Security  for the 5  immediately preceding days is _________ shares.

4. The  Security is involved in an initial  public  offering  (IPO)  (Check One)
_____ Yes _____ No

5. The Security is a private placement?  (Check One) _____ Yes _____ No If "yes"
is  checked,  contact the Chief  Compliance  Officer  before  placing a trade or
proceeding  with  approval.   Copies  of  offering  documents  and  subscription
materials for the Security must be provided to the Chief Compliance  Officer for review before approval for trade will be considered.

________________________________________________________________________________

D. SIGNATURES

I am familiar with and agree to abide by the  requirements set forth in the Code of Ethics and  particularly  with the  following  (I  understand  and agree that capitalized  terms used herein  without  definition  shall have the same meaning herein as is assigned to them in the Code of Ethics):

1.   In the case of a purchase of securities  which are the same (or equivalent)
     securities  purchased  or sold by or on behalf of the  Funds  and/or  other advisory accounts of the Adviser, I agree that I will not sell the security for a minimum of sixty days from the date of the purchase transaction.

2.   I am aware that except in limited circumstances, it shall be a violation of the Code of  Ethics  if the  Funds  and or other  advisory  clients  of the
     Adviser buy or sell the same  security  within five (5) days  preceding  or subsequent to my transaction.

Date_________________    Your Signature:  ______________________________________
                                          Print Name:___________________________

PERMISSION:     Granted _______   Denied  _______

Date:___________________      Signature:__________________   Approving Officer**
                                       Print Name:______________________________

Date:___________________      Signature:__________________   Chief Compliance
Officer#@
                                       Print Name:______________________________

      ** Must be Approved by Rich Pzena if transaction is an opposite side trade, i.e., Question B.1. is answered "yes."
          #@ Required only if transaction is a private placement, i.e.,
                        Question B.6. is answered "yes"

--------------------------------------------------------------------------------

IMPORTANT   REMINDER:   ADVISE  YOUR  BROKER  TO  SUPPLY   DUPLICATE  COPIES  OF
CONFIRMATIONS  OF ALL PERSONAL  SECURITIES  TRANSACTIONS  AND DUPLICATE  MONTHLY
STATEMENTS FOR ALL PERSONAL SECURITIES ACCOUNTS TO: PZENA INVESTMENT MANAGEMENT,
LLC, ATTN: CHIEF COMPLIANCE OFFICER, 120 WEST 45th Street, 34TH FLOOR, NEW YORK,
NY 10036.

Checked for Completeness: ______________________________   Date:________________
                          Chief Compliance Officer

 Date Stamp and Trader Initials Required (except for private placements): _____

                                  Attachment E

                             Employee Certification

I have  received and read the terms of the Third  Amended and  Restated  Code of
Ethics,  and the Amended and Restated  Insider Trading Policy  effective July 1,
2004. I understand and recognize the  responsibilities  and obligations incurred by me as a result of my being subject to this Code of Ethics and Insider Trading
Policy.  I hereby certify that I have complied with each in all respects  during the preceding year and I agree to continue to abide by both, as amended.

                                        ________________________________________
                                        Print Name

                                        ________________________________________
                                        Signature

                                        ________________________________________
                                        Date